EXHIBIT 23(a)


CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Hauppauge Digital, Inc.
Hauppauge, New York

     We hereby consent to the incorporation by reference in the Registration Statements of Hauppauge Digital, Inc. on Form S-8, File No. 333-25947, filed with the Securities and Exchange Commission on April 28, 1997, of our report dated December 12, 1997 on the consolidated financial statements of Hauppauge Digital, Inc., appearing in the Company's Annual Report on Form 10-KSB for the year ended September 30, 1997.


/s/ BDO Seidman, LLP
--------------------
BDO Seidman, LLP

Mitchel Field, New York
December 23, 1997